Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-139190) pertaining to the Employee Stock Option Plan, as amended and restated, the 2006 Stock Incentive Plan and individual director option agreements of Emergent BioSolutions Inc. of our report dated March 21, 2007, with respect to the consolidated financial statements, included in the Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ Ernst & Young, LLP

McLean, Virginia

March 26, 2007